UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55698	35-2517572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Duo Software (Pvt.) Ltd.

No. 6, Charles Terrace

Off Alfred Place

Colombo 03, Sri Lanka

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (870) 505-6540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

EXPLANATORY NOTE;

We are amending our Form 8-K Current filed on August 16, 2023, in response to Staff Comments, to read in its entirety as follows.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Item 402(b).

Background

Engagement of CNGSN & Associates LLP. As previously reported in our Form 8-K filed with the Commission on June 8, 2023, the Company engaged CNGSN & Associates LLP, Bengaluru, India (“CNGSN”), to serve as our new independent registered public accounting firm, effective May 16, 2023. This engagement was approved by the Company’s Board of Directors. The Company does not have an audit committee. The Company asked CNGSN if it was registered with the PCAOB and was advised that it was so registered. Due to a long prior relationship with accountants at CNGSN, the Company had no reason to disbelieve the statement that CNGSN was registered with the PCAOB.

Discovery that CNGSN was not registered with the PCAOB. On or about August 9, 2023, the Company was advised by CNGSN in a telephone call and in a follow up email on August 11, 2023 that CNGSN’s Registration Application with the PCAOB had, in fact, not been approved and was currently under review. This revelation was, to say the least, shocking, since CNGSN had verbally represented to our management that it was registered with the PCAOB, and the audit opinion issued by CNGSN on July 6, 2023 (and included with our Form 10-K for the Fiscal Year Ended March 31, 2023, filed with the Commission on July 13, 2023) contained the following misstatements:

“We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.”

“We conducted our audits in accordance with the standards of the PCAOB.”

In an email dated August 11, 2023, from CNGSN to our Chief Financial Officer, Jennifer Samuel Perera, CNGSN suggested (i) that the Company consider amending its recently filed Form 10-K with a “revised” audit report, which would entail providing updated audit information and (ii) that the Company consider appointing a new PCAOB auditor. We believe that the foregoing suggestions from CNGSN were tantamount to advising that the financial statements for the fiscal year ended March 31, 2023 should not be relied on because they were not audited by an accounting firm registered with the PCAOB.

Our Chief Financial Officer immediately advised the Board of Directors and securities counsel of CNGSN’s status as not being registered with the PCAOB. We do not have an audit committee. Our Board of Directors concluded that the Company’s financial statements for the fiscal year ended March 31, 2023 should no longer be relied on due to the fact that CNGSN was not registered with the PCAOB. Our Chief Financial Officer, acting with the approval of our Board of Directors, advised CNGSN that their services were no longer needed and began looking for a replacement auditing firm that was registered with the PCAOB.

Non-Reliance on Previously Issued Financial Statements. Due to the fact that CNGSN’s Registration Application with the PCAOB has not been approved, the Audit Opinion dated July 6, 2023, and the audited financial statements for the fiscal year ended March 31, 2023, should not be relied on.

Our Chief Financial Officer has discussed the matters raised in this amended Form 8-K with CNGSN and has provided CNGSN with a draft copy of this amended Form 8-K for their review and comment. The Company has received a response from CNGSN regarding our disclosures in this Current Report and have attached a letter from CNGSN as Exhibit 7 to this amended report.

Since CNGSN was not registered with the PCAOB, the Company may not include its audit reports or consents in filings with the Securities and Exchange Commission. Furthermore, since CNGSN audited our financial statements for the fiscal year ended March 31, 2023 (a fiscal year that we were required to include in our filings with the Securities and Exchange Commission), we will need to (i) hire a firm that is registered with the PCAOB to re-audit our financial statements for the fiscal year ended March 31, 2023 and (ii) amend our most recently filed Form 10-K to include a new audit report and audited financial statements for the fiscal year ended March 31, 2023.

We have subsequently engaged M.N. Vijay Kumar, Chartered Accountant, Bangalore, India, as our new PCAOB registered certifying accountant and the re-audit of our financial statements for the fiscal year ended March 31, 2023 is currently underway.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
7	Correspondence, dated September 1, 2023, from CNGSN & Associates LLP, an independent accountant regarding non-reliance on a previously issued audit report.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
Chief Executive Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description
7	Correspondence, dated September 1, 2023, from CNGSN & Associates LLP, an independent accountant regarding non-reliance on a previously issued audit report.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)